WATERFORD GAMING, L.L.C.

                               and

                  WATERFORD GAMING FINANCE CORP.

                           as Issuers,

                           $65,000,000

                  12-3/4% SENIOR NOTES DUE 2003


                  FIRST SUPPLEMENTAL INDENTURE

                   Dated as of March 4, 1999


              STATE STREET BANK AND TRUST COMPANY

                           as Trustee



     FIRST SUPPLEMENTAL INDENTURE dated as of March 4, 1999,
(the "Supplemental Indenture") among WATERFORD GAMING, L.L.C., a Delaware limited liability company (the "Company"), WATERFORD GAMING FINANCE CORP., a Delaware corporation ("Finance" and together with the Company the "Issuers"), and STATE STREET BANK AND TRUST COMPANY, as trustee (as successor to Fleet National Bank, the "Trustee"), to the indenture, dated as of November 8, 1996 among the Issuers and the Trustee (the "Indenture").

                     W I T N E S S E T H :

     WHEREAS, the Issuers and Fleet National Bank (the
Trustee's predecessor in interest) have heretofore executed and delivered the Indenture providing for the issuance of 12-3/4% Senior Notes due 2003 (the "Notes") of the Issuers;

     WHEREAS, there is currently outstanding under the Indenture $61,471,000 in aggregate principal amount of the Notes; WHEREAS, Section 8.2 of the Indenture provides that the Issuers and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, (i) enter into a supplemental indenture for the purpose of amending the Indenture or (ii) waive compliance with certain provisions of the Indenture, provided, however, that without the consent of Holders of at least 66-2/3% of the aggregate principal amount of the outstanding Notes, no such amendment may change the provisions of Section 9 of the Indenture relating to a Change in Control (as defined in the Indenture);

     WHEREAS, the Issuers have offered to purchase all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Solicitation Statement dated February 24, 1999, and the accompanying Letter of Transmittal, as the same may be further amended, supplemented or modified (the "Offer");

     WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments and waivers (the "Proposed Amendments") to the Indenture set forth herein having been approved by the holders of at least a majority in aggregate principal amount of the outstanding Notes and with respect to the proposed amendment to eliminate the Issuers' obligation to repurchase the Notes upon a Change of Control (the "Change of Control Amendment") having been approved by at least 66-2/3% in aggregate principal amount of the outstanding Notes (and a supplemental indenture in respect thereof having been executed and delivered), with the operativeness of such Proposed Amendments and the Change of Control Amendment with respect to the Notes being subject to the acceptance by the Issuers of such Notes tendered pursuant to the Offer;

     WHEREAS, the Issuers have received and delivered to the Trustee the Requisite Consents and the Two-Thirds Consent (each, as defined in the Offer) to effect the Proposed Amendments and the Change of Control Amendment under the Indenture;

     WHEREAS, Finance has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture;
and

     WHEREAS, the Company has been authorized by a unanimous written consent of its members to enter into this Supplemental
Indenture; and

     WHEREAS, all other acts and proceedings required by law, by the Indenture, by the certificate of formation and limited liability company agreement of the Company and the certificate of incorporation and by-laws of Finance, to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuers and the Trustee hereby agree as follows:

         Section

     1.  Deletion of Certain Provisions

     Pursuant to the terms of the Offer and the consent of Holders representing at least a majority in aggregate principal amount of the outstanding Notes, and with respect to the proposed amendment to eliminate the Issuers' obligation to repurchase the Notes upon a Change of Control having been approved by at least 662/3% in aggregate principal amount of the outstanding Notes, the Indenture is hereby amended to delete the following sections in their entirety and, in the case of each such section, insert in lieu thereof the phrase ["Intentionally Omitted"], and any and all references to such sections, any and all obligations thereunder and any event of default related solely to the following sections are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect.

              Section 4.3  (Limitation on Restricted Payments);
              Section 4.5  (Payment of Taxes and Other Claims);
              Section 4.6  (Compliance Certificate; Notice of
                           Default);
              Section 4.7  (Reports);
              Section 4.8  (Limitation on Status as Investment
                           Company);
              Section 4.9  (Limitation of Transactions with
                           Affiliates);
              Section 4.10 (Limitation on Indebtedness and
                           Disqualified Capital Stock);
              Section 4.11 (Limitation on Liens);
              Section 4.12 (Limitation on Sale of Assets);
              Section 4.13 (Covenants with Respect to the
                           Manager);
              Section 4.15 (Acceptance of Remaining Excess Cash
                           Purchase Offers and Change of
                           Control Offers);
              Section 4.17 (Limitation on Merger, Sale or
                           Consolidation; and
              Section 9.1 (Repurchase of Securities at Option of
                           Holder Upon a Change of Control)
                          (collectively, the "Amended Sections").

     Section  2.  Other Amendments to the Indenture

      1.  Amendment of Section 4.14 (Limitation on
Activities of the Issuers);

     Section 4.14 is hereby deleted in its entirety and the following is hereby substituted in its place:

     "The Issuers may engage in any business activity whatsoever not explicitly prohibited by this Indenture and may use any cash for any proper business purpose under this Indenture."

     2. All definitions in the Indenture which are used exclusively in the sections and clauses deleted pursuant to Sections 1 and 2 of this First Supplemental Indenture are hereby deleted.

           Section

      1.  Effectiveness; Operativeness

     1.  This Supplemental Indenture (other than Sections
1 and 2 hereof) will become effective and binding upon the Issuers, the Trustee and the Holders as of the latter of the date hereof and
(ii) the date on which the Opinion of Counsel and Officers'
Certificate required by the Indenture is delivered to the Trustee;
and

     2. Sections 1 and 2 of this Supplemental Indenture will become operative on and simultaneously with and shall have no force or effect prior to the delivery by each of the Issuers of an Officers' Certificate to the effect that the Issuers have accepted for purchase the Notes tendered.

         Section

    1.  Reference to and Effect on the Indenture

     1.  On and after the effective date of this
Supplemental Indenture, each reference in the Indenture to "this
Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented by this Supplemental
Indenture unless the context otherwise requires.

     2. Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

         Section

    1.  Governing Law

     This Supplemental Indenture shall be construed and enforced in accordance with the laws of the State of New York, including, without limitation Section 5-1401 of the New York
General Obligation Law.

        Section  2.  Defined Terms

     Unless otherwise indicated, capitalized terms used herein and not defined shall have the respective meanings given such terms in the Indenture.

        Section  3.  Trust Indenture Act Controls

     If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the "Act"), as in force at the date this First Supplemental Indenture is executed, the provision required by said Act shall control.

       Section  4.  Trustee Disclaimer

     The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

      Section  5.  Counterparts and Method of Execution

     This Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

      Section  6.  Titles

     Section titles are for descriptive purposes only and shall not control or alter the meaning of this Supplemental Indenture as set forth in the text.

      Section  7.  Severability

     In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

                    [Signature page follow]


     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed as of the day and year first above written.


                              Waterford Gaming, L.L.C.

                              By:
                              Name:
                              Title:



                              Waterford Gaming Finance Corp.

                              By:
                              Name:
                              Title:



                              State Street Bank and Trust Company

                              By:
                              Name:
                              Title:




                       Waterford Gaming, L.L.C.

                   OFFICERS' CERTIFICATE TO TRUSTEE

     Pursuant to the offer to purchase dated February 24, 1999
(the "Offer") by Waterford Gaming, L.L.C. (the "Company") of all of the outstanding 12-3/4% Senior Notes due 2003 (the "Notes") issued by the Company and Waterford Gaming Finance Corp. (the "Company") from the Holders (as defined below) thereof and their solicitation of consents (the "Consents") from the Holders of the Notes to the proposed amendments (the "Proposed Amendments") to the indenture (the "Indenture") governing the Notes, waiver of certain restrictive covenants and events of default ("Waivers"), the undersigned officers of Finance (i) request the trustee under the Indenture (the "Trustee") to enter into the supplemental indenture effecting the Proposed Amendments (the "Supplemental Indenture") and (ii) do hereby certify on behalf of Finance as follows:

     I. We have (a) read all conditions precedent (if applicable) specified in the Indenture relating to the Offer, the Consents, the Waivers, the Proposed Amendments and the Supplemental Indenture, the resolutions of the Company's Board of Directors with respect to the foregoing and such other materials and documents,
(b) made such examination as we deem necessary to enable us to express an informed opinion as to whether or not such conditions precedent have been complied with, and (c) assumed in such examination the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof;

     II. MacKenzie Partners, Inc., as the Information Agent, has informed us that 96.15% in aggregate principal amount of the Notes have been tendered pursuant to the Offer and that the Holders thereof have consented to the Proposed Amendments; and

     III. The conditions precedent (if applicable) specified in the Indenture relating to the Offer, the Consents, the Proposed Amendments and the Supplemental Indenture have been complied with.

     IV. In connection with this certificate, (i) we have read the conditions and covenants contained in the Indenture regarding amendments to the Indenture with the consent of the Holders and all definitions in the Indenture relating thereto, (ii) we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) an execution copy of the Indenture and (b) reports of MacKenzie Partners, Inc., as Information Agent, in connection with the Issuers' obtaining consents from the holders of at least 66-2/3% in aggregate principal amount of the Issuers' 12-3/4 % Senior Secured Notes due 2003 regarding the amendments to the Indenture contained in the Supplemental Indenture and (iii) as described above, we have made such examinations as we have deemed necessary to express the opinion contained herein.

    This Officer's Certificate is furnished solely for your benefit pursuant to Section 11.4 of the Indenture. Latham & Watkins is entitled to rely on this certificate in connection with the opinions that such firm is rendering pursuant to the Indenture and the Dealer Manager Agreement among Finance, the Company Bear, Stearns & Co. Inc., and Merrill Lynch & Co., dated March __, 1999.

     IN WITNESS WHEREOF, the undersigned have executed this Officers' Certificate as of this __ day of March, 1999.


                              Waterford Gaming, L.L.C.


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:



                    Waterford Gaming Finance Corp.

                   OFFICERS' CERTIFICATE TO TRUSTEE


     Pursuant to the offer to purchase dated February 24, 1999
(the "Offer") by Waterford Gaming Finance Corp. ("Finance") of all of the outstanding 12-3/4% Senior Notes due 2003 (the "Notes") issued by Finance and Waterford Gaming, L.L.C. (the "Company") from the Holders (as defined below) thereof and their solicitation of consents (the "Consents") from the Holders of the Notes to the proposed amendments (the "Proposed Amendments") to the indenture (the "Indenture") governing the Notes, waiver of certain restrictive covenants and events of default ("Waivers"), the undersigned officers of Finance (i) request the trustee under the Indenture (the "Trustee") to enter into the supplemental indenture effecting the Proposed Amendments (the "Supplemental Indenture") and (ii) do hereby certify on behalf of Finance as follows:

     (i) We have (a) read all conditions precedent (ifapplicable) specified in the Indenture relating to the Offer, the Consents, the Waivers, the Proposed Amendments and the Supplemental Indenture the resolutions of Finance's Board of Directors with respect to the foregoing and such other materials and documents, (b) made such examination as we deem necessary to enable us to express an informed opinion as to whether or not such conditions precedent have been complied with, and (c) assumed in such examination the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof;

     (ii) MacKenzie Partners, Inc., as the Information Agent, has informed us that 96.15% in aggregate principal amount of the Notes have been tendered pursuant to the Offer and that the Holders thereof have consented to the Proposed Amendments; and

     (iii) The conditions precedent (if applicable) specified in the Indenture relating to the Offer, the Consents, the Proposed Amendments and the Supplemental Indenture have been complied with.

     (iv) In connection with this certificate, (i) we have read the conditions and covenants contained in the Indenture regarding amendments to the Indenture with the consent of the Holders and all definitions in the Indenture relating thereto, (ii) we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) an execution copy of the Indenture and (b) reports of MacKenzie Partners, Inc., as Information Agent, in connection with the Issuers' obtaining consents from the holders of at least 66-2/3% in aggregate principal amount of the Issuers' 12-3/4% Senior Secured Notes due 2003 regarding the amendments to the Indenture contained in the Supplemental Indenture and (iii) as described above, we have made such examinations as we have deemed necessary to express the opinion contained herein.

     This Officer's Certificate is furnished solely for your benefit pursuant to Section 11.4 of the Indenture. Latham & Watkins is entitled to rely on this certificate in connection with the opinions that such firm is rendering pursuant to the Indenture and the Dealer Manager Agreement among Finance, the Company, Bear, Stearns & Co. Inc., and Merrill Lynch & Co., dated March __, 1999.

     IN WITNESS WHEREOF, the undersigned have executed this Officers' Certificate as of this __ day of March, 1999.

                              Waterford Gaming Finance Corp.


                              By:
                              Name:
                              Title:



                              By:
                              Name:
                              Title: